Q2 FY21 EARNINGS AND STRATEGY UPDATE February 4, 2021 Exhibit 99.2

2 SAFE HARBOR STATEMENT This document may contain certain forward-looking statements about the Company, such as discussions of Company’s pricing trends, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These statements generally can be identified by the use of words or phrases, including, but not limited to, “intend,” “anticipate,” “believe,” “estimate,” “project,” “target,” “plan,” “expect,” “setting up,” “beginning to,” “will,” “should,” “would,” “resume” or similar statements. We caution that forward-looking statements are subject to known and unknown risks and uncertainties that may cause the Company’s actual future results and performance to differ materially from expected results including, but not limited to, the possibility that any of the anticipated benefits of the transaction between the Company and Poppin, Inc. (“Poppin”) will not be realized or will not be realized within the expected time period; the risk that integration of the operations of Poppin with the Company will be materially delayed or will be more costly or difficult than expected; the effect of the announcement of the transaction, including on customer relationships and operating results; the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; the risk that any projections or guidance by the Company, including revenues, margins, earnings, or any other financial results are not realized; adverse changes in global economic conditions; successful execution of Phase 2 of the Company restructuring plan; the impact on the Company of changes in tariffs; increased global competition; significant reduction in customer order patterns; loss of key suppliers; loss of or significant volume reductions from key contract customers; financial stability of key customers and suppliers; relationships with strategic customers and product distributors; availability or cost of raw materials and components; changes in the regulatory environment; global health concerns (including the impact of the COVID-19 outbreak); or similar unforeseen events. Additional cautionary statements regarding other risk factors that could have an effect on the future performance of the Company are contained in the Company’s Form 10-K filing for the fiscal year ended June 30, 2020 and other filings with the Securities and Exchange Commission. 2

KEY TAKEAWAYS  Resilient performance in a difficult environment  Completed Poppin acquisition on December 9th  Execution of Connect 2.0 strategy to drive share gains  Expect fiscal 3Q 2021 revenue to be similar to 2Q levels 3

HEALTH – OUR NEW INTERWOVEN BRAND  First end market to recover from COVID  Launch of Interwoven brand with dedicated health expertise  Rapid execution on Connect 2.0 strategic initiatives leads to sequential sales and order growth in 2Q FY 2021  Strategic investments underway to support future growth 4

HOSPITALITY – CUSTOM CAPABILITIES AND EXPANSION INTO SENIOR LIVING  Facing difficult COVID-related business conditions  2Q FY 2021 sales and order rates below 1Q FY 2021 levels  Ocean freight cost increases - significant impact in 2Q and expected into 3Q  Developing new business opportunities in Senior Living and Student Living 5

 COVID impact on workplace furniture spend lasting longer than anticipated  2Q sales below 1Q levels but order rates up 10%  Secondary markets recovering from COVID faster  New omnichannel capabilities enable opportunities with new hybrid workplace 6 WORKPLACE – OPPORTUNITY WITH THE NEW FORMING WORK ENVIRONMENT In the next few years, workplaces will require the utmost flexibility and adaptability. Companies will need the ability to shift, grow, and resize their spaces as employee habits become established.

POPPIN ACQUISITION AND ACCELERATION OF OUR STAGE ONE PRIORITIES

1. Expand Poppin Direct into Higher Growth Secondary Markets
2. Accelerate Work from Home & Corporate Partnerships for Poppin and Etc
3. Launch Poppin Through Kimball International Dealer Distribution

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POPPIN ACQUISITION: WHAT'S NEXT  Leverage Poppin drop-ship capabilities and digital platform across Health and Workplace end-markets  Operating efficiency opportunities in sourcing and manufacturing  Leverage Poppin’s industrial design capabilities across our other brands 8

9 1 Unaudited. 2 See Appendix for Non-GAAP reconciliations. 9 Q2 FY21 FINANCIAL HIGHLIGHTS1  Revenue of $136.2M  Gross margin of 33.4%  Transformation plan savings of $6.1M  Net Loss of $0.8M includes $4.1 million in after-tax special charges, which are primarily acquisition- and restructuring-related  EPS of ($0.02)  Adj. EPS 2 at $0.09, adjusted for $0.11 in special charges, which are primarily acquisition- and restructuring-related  Adj. EBITDA 2 of $9.1M

10 1 Unaudited. Workplace end market includes commercial, educational, government, and financial verticals 1 Unaudited. QUARTERLY SALES BY MARKET1 10 Sequential Qtr. Comparison Q2’21 Vs. Q1’21 (in millions)

11 1 Unaudited. Workplace end market includes commercial, educational, government, and financial verticals 1 Unaudited. QUARTERLY ORDERS BY MARKET1 Sequential Qtr. Comparison Q2’21 Vs. Q1’21 (in millions) 11

121 Unaudited. 12 POPPIN ACQUISITION: FINANCIALS1  Deal closed December 9th  Contributed $2.7M to 2Q 2021 revenue  Will record amortization of intangibles of $3.4 million over the remainder of fiscal year 2021  Expect Poppin to be EBITDA positive by 2H of FY 2022

131As of December 31, 2020 or for the second quarter FY 2021 13 LIQUIDITY AND CAPITAL ALLOCATION1  $41.2M in cash, cash equivalents, and short-term investments  Net debt to EBITDA ratio of approximately 0.7, inclusive of the recorded liability for the earn-out payments related to the Poppin acquisition  Cash used for operations of $2.4M  Capex of $5.0M  Share repurchases of $0.75M  Dividends of $3.3M

14 14 WRAP-UP  Early indications of better business conditions in Health and Workplace end markets  Connect 2.0 is enabling us to gain traction in targeted verticals  Moving quickly to gain revenue synergies from Poppin acquisition  $20 million transformation plan cost savings on track  Strong financial position provides resources to support future growth

15 APPENDIX

16 Non-GAAP Reconciliation (Unaudited) Millions $ Q2 FY'20 Q2 FY'21 Net Income (Loss) $ 11.0 $ (0.8) Provision for Income Taxes 4.4 0.2 Income (Loss) Before Taxes on Income 15.4 (0.6) Interest Expense 0.0 0.1 Interest Income (0.5) (0.1) Depreciation 3.9 3.5 Amortization 0.5 1.0 Pre-tax Restructuring Expense 1.4 1.6 Pre-tax CEO Transition Costs 0.2 0.1 Pre-tax Acquisition-related Inventory Valuation Adjustment 0.0 0.0 Pre-tax Costs of Acquisition 0.0 3.4 Adjusted EBITDA $ 20.9 $ 9.1 Adjusted EBITDA % 10.9% 6.7% Millions $ Q2 FY'20 Q2 FY'21 Diluted Earnings (Loss) Per Share, as reported $0.30 ($0.02) Add: After-tax Restructuring Expense 0.03 0.03 Add: After-tax CEO Transition Costs 0.00 0.00 Add: After-tax Acquisition-related Amortization 0.00 0.01 Add: After-tax Acquisition-related Inventory Valuation Adjustment 0.00 0.00 Add: After-tax Costs of Acquisition 0.00 0.07 Adjusted Diluted Earnings Per Share $0.33 $0.09